UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 20, 2006
____________________
VISUALANT, INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406
Seattle, Washington 98101
(206) 903-1351
(Address of Registrant’s principal executive office
and telephone number)
___________________________________________

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006, Visualant, Inc. signed a Memorandum of Understanding with Branded Asset Management Group LLC to form a joint venture for the purpose of establishing a new anti-counterfeiting standard in a range of branded products and categories. The MOU provides that Visualant, Inc. will own 50% of the joint venture, and will license its technology to the joint venture for use in the development and sale of anti-counterfeit products, systems and processes in certain agreed upon markets. The final terms of the joint venture will be set forth in the definitive agreements to be executed by the parties.

Branded Asset Management Group LLC (BAM) was founded in 2003 to provide objective counsel, innovation and fulfillment to brand marketers seeking accelerated organic growth. BAM helps companies optimize the economic value of their brands and related assets through innovation in branding, marketing, product development and security. BAM is headquartered in New York. Its principals are former senior executives from the fields of international brand management, marketing innovation, investment banking, telecommunications and biotechnology.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1     Press Release of Visualant, Inc. dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: Visualant, Inc.

Date: September 25, 2006	By:	/s/ Jerry D. Goldberg
Jerry D. Goldberg
Title: Chief Financial Officer and Secretary